Exhibit 23.3
                                                                ------------
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment to the registration statement on Form S-4 of Webster Financial Corporation of our report dated July 24, 1995 on our audit of the consolidated financial statements of Shelton Bancorp, Inc. ("Shelton"), which report was included in Shelton's annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                   Coopers & Lybrand L.L.P.

Hartford, Connecticut
October 18, 1995


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